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                                                            EXHIBIT 99.(A)(4)



                  TRAVEL SERVICES INTERNATIONAL, INC. ANNOUNCES
                          COMMENCEMENT OF TENDER OFFER

         DELRAY BEACH, FLORIDA, February 29, 2000 - Travel Services International, Inc. (NASDAQ: TRVL) announced today the commencement of the tender offer by Blue Sea Florida Acquisition Inc. to purchase for $26.00 per share in cash all of the outstanding shares of Travel Services International's common stock. The tender offer is being made pursuant to definitive tender offer materials that will be distributed to the Company's shareholders and filed with the Securities and Exchange Commission.

         The tender offer is expected to remain open until March 27, 2000, unless extended, and will be followed by a merger under which those shares not tendered will be converted into the right to receive the same $26.00 per share in cash. The closing of the tender offer is conditioned on the tender of a sufficient number of shares to give Blue Sea Florida Acquisition Inc. ownership of at least a majority of the fully diluted outstanding shares of the Company after giving effect to the repurchase of shares by the Company in the offer.

         Travel Services International is a leading specialized distributor of travel products including cruise vacations, vacation packages, domestic and international airline tickets and European auto rentals, and is a leading provider of travel services, such as electronic hotel reservation services, specialized hotel programs and services and incentive travel programs. The Company provides its services to both travel agents and travelers, offering a unique combination of specialized expertise, the ability to compare options from multiple travel providers and competitive prices. More information about the Company can be found at www.mytravelco.com.

         CERTAIN STATEMENTS MADE IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS AND PERFORMANCE TO DIFFER MATERIALLY FROM ANY EXPECTED FUTURE RESULTS OR PERFORMANCE, EXPRESSED OR IMPLIED, BY THE FORWARD-LOOKING STATEMENTS. TRAVEL SERVICES INTERNATIONAL ASSUMES NO RESPONSIBILITY TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

         THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF THE COMPANY. BLUE SEAS ACQUISITION INC. HAS FILED A TENDER OFFER STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND THE COMPANY HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT CONTAIN IMPORTANT


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                                                               Exhibit 99.(A)(4)
                                                                          Page 2

INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE
WITH RESPECT TO THE OFFER. THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS, AS WELL AS THE
SOLICITATION/RECOMMENDATION STATEMENT, WILL BE MADE AVAILABLE TO ALL SHAREHOLDERS OF THE COMPANY, AT NO EXPENSE TO THEM. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS FILED WITH THE COMMISSION) AND THE
SOLICITATION/RECOMMENDATION STATEMENT ARE ALSO AVAILABLE AT NO CHARGE AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV.